Exhibit 23.5

IOANNIS K. VIOLARIS

SUPREME COURT LAWYER

Athens, [           ], 2014

Sky Power Holdings Ltd.

Suite 1604, 9 Queen’s Road, Central

Hong Kong Special Administrative Region

People’s Republic of China

Ladies and Gentlemen,

I consent to the references to my name under the heading “Enforceability of Civil Liabilities” in the prospectus included in Sky Power Holdings Ltd.’s registration statement on Form F-1, filed with the Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended.

Faithfully

Ioannis K. Violaris